UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

ContextLogic Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

DE	000-56773	27-2930953
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 301 Oakland, CA	94601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 965-8476

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2026, ContextLogic Holdings Inc., a Delaware Corporation (the “Company”) announced the appointment of Chad Chevalier as Interim Chief Financial Officer, effective as of January 16, 2026. Mr. Chevalier brings over 25 years of finance and accounting experience across advisory, corporate, and public accounting roles. Prior to joining ContextLogic, he served as Accounting Advisory Managing Director at EY from 2015 to 2025, where he worked with CFOs and CAOs on significant and complex matters including acquisitions, divestitures, and public company readiness. Previously, Mr. Chevalier served as Assistant Global Controller at Mead Johnson Nutrition from 2012 to 2015, leading the global controllership function and managing relationships with external auditors and the audit committee. Prior to that, he held the role of Director, Corporate Strategy / Finance Ops Accounting at Sara Lee Corporation from 2007 to 2012. Earlier in his career, Mr. Chevalier served as Director of External Reporting at ACCO Brands Corporation and spent nine years at KPMG LLP as Director in Transaction Services. Mr. Chevalier holds a Bachelor of Business Administration in Accounting and History from the University of Notre Dame and is a Certified Public Accountant.

Item 8.01.	Other Events.

On January 22, 2026, the Company commenced its previously announced rights offering (the “Rights Offering”) to distribute to the holders of the Company’s common stock, par value $0.0001 per share (“ContextLogic common stock”) subscription rights to purchase up to an aggregate of 14,375,000 shares of ContextLogic common stock. Each subscription right will entitle the holder to purchase 0.53486 shares of ContextLogic common stock at an exercise price of $8.00 per share. The Rights Offering is being conducted in connection with the previously announced and pending acquisition of US Salt Parent Holdings LLC and its subsidiaries (the "Acquisition").

As previously described in our Current Report on Form 8-K filed with the SEC on December 11, 2025, ContextLogic Holdings, LLC, a Delaware limited liability company (“Holdings”) entered into a backstop agreement with BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (“BCP”) on December 8, 2025 (the “BCP Backstop Agreement”), and the Company entered into backstop agreements with each of Abrams Capital Partners I, L.P., a Delaware limited partnership (“ACP I”) and Abrams Capital Partners II, L.P., a Delaware limited partnership (“ACP II”) on December 8, 2025 (the “Abrams Backstop Agreements” and, together with the BCP Backstop Agreement, the “Backstop Agreements”). Under the respective Backstop Agreements, in order to facilitate the Acquisition in the event the Rights Offering is not fully subscribed at the expiration of the Rights Offering period, (i) BCP is obligated to purchase Class A Convertible Preferred Units (the “Preferred Units”) from Holdings at a price of $8.00 per Preferred Unit for an aggregate amount not to exceed $92,000,000 and (ii) each of ACP I and ACP II is obligated to purchase ContextLogic common stock from the Company at a price of $8.00 per share of ContextLogic common stock, for an aggregate amount not to exceed (a) $1,570,900 for ACP I and (b) $21,429,100 for ACP II.

The Rights Offering is being made pursuant to the Company’s registration statement (including a prospectus) on Form S-1 that was filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective on January 22, 2026, and a prospectus filed with the SEC on January 22, 2026.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation or sale of any securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus. Additional information regarding the Rights Offering is set forth in the prospectus. Copies of the prospectus, when it becomes available, will be distributed to eligible stockholders as of the record date on January 9, 2026 and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov, or by contacting D.F. King & Co., Inc., the information agent for the Rights Offering, at (888) 542-7446.

On January 22, 2026, the Company issued a press release announcing its intention to conduct the Rights Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor such press release constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any proposed offering referenced herein will be made only by means of a prospectus supplement and the accompanying prospectus.

The information provided under this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 22, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTEXTLOGIC HOLDINGS INC.

Date: January 22, 2026	By:	/s/ Mark Ward
Mark Ward President Principal Executive Officer